Exhibit


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 File No. 33-80391.




ARTHUR ANDERSEN LLP

Salt Lake City, Utah
June 29, 1998